 OPERATOR:  Good morning.  My name is Michelle

and I will be your conference operator today.  At this

time I would like to welcome everyone to the FBR Capital

Markets Third Quarter 2008 Earnings conference call.  All

lines have been placed on mute to prevent any background

noise.

 After the speakers' remarks, there will be a

question-and-answer session.  If you would like to ask a

question during this time, simply press star and then the

number one on your telephone keypad.

 If you have already done so, please press the

pound sign now, then press star one again to ensure your

question is registered.

 If you would like to withdraw your question,

press the pound key.  Thank you.

 Mr. Bradley Wright, Chief Financial Officer,

sir, you may begin your conference.

 BRAD WRIGHT:   Thank you and good morning.

This is Brad Wright, Chief Financial Officer of FBR

Capital Markets.  Before we begin this morning's call, I

would like to remind everyone that statements concerning

future performance, developments, events, market

forecasts, revenues, expenses, earnings, run rates, and

any other guidance on present or future periods

constitute forward-looking statements.  These forward-

looking statements are subject to a number of factors,

risks, and uncertainties that might cause actual results

to differ materially from stated expectations or current

circumstances.  These factors include, but are not

limited to, the effect of demand for public offerings,

activity in secondary securities markets, interest rates,

the risks associated with merchant banking investments,

the realization of gains and losses on principal

investments, available technologies, competition for

business and personnel, and general economic, political,

and market conditions.  Additional information concerning

these factors that could cause results to differ

materially is contained in FBR Capital Markets' annual

report on Form 10-K and in quarterly reports on Form

10-Q.

 I would now like to turn the call over to Eric

Billings, Chairman and Chief Executive Officer of FBR

Capital Markets.  Also joining us this morning is Rick

Hendrix, President and Chief Operating Officer of FBR

Capital Markets.

 ERIC BILLINGS:  Thank you, Brad and good morning.

In today's call we will cover third-quarter results, the

progress of our cost-reduction activities, some franchise-

building steps taken during the quarter, the state of our

balance sheet, and the outlook going forward.

 The environment continues to be as challenging

as any we have ever seen.  What we are experiencing, in

terms of the nature and severity of the dislocation in

the financial markets as well as the impact on an

increasingly interconnected global economy, is

significant.  We expect that the duration of the downturn

will be prolonged and will continue to have a negative

impact on banking and the securities industry.

 Our third-quarter results are clearly a

reflection of the difficult capital markets environment.

The firm reported a $28.6 million or 44 cent per share

third-quarter loss, compared to what was essentially a

break-even third quarter in 2007.

 Our loss for the quarter includes

non-operating charges of $3.7 million for severance costs

and $11 million for valuation adjustments to merchant

banking and other long-term investments.  Excluding these

charges, and $5.5 million of non-cash equity

compensation, the operating cash loss would have been

approximately $16 million after tax.

 In response to the increasingly difficult

economic climate, we undertook a second head count

reduction in August and implemented an aggressive cost-

cutting program which, when fully realized, will reduce

our annualized breakeven by approximately $125 million

over our second quarter run rate, creating a cost

structure where we expect to breakeven, in spite of these

historically low levels of banking revenues.

 During the third quarter we achieved

approximately 20 percent of the fixed-cost reductions

that we have targeted to get us to our reduced

breakeven.  The initial impact of these reductions was

sufficient to achieve cash breakeven for the month of

September.  We expect to achieve 60 percent of the target

savings in the fourth quarter, with the full savings to

be realized in 2009.

 Some of the more significant cost-reduction

initiatives being taken include, reductions in domestic

and international head count, decrease in the scope of

FBR sponsored events and marketing activities,

consolidation of facilities, and elimination of certain

technology costs.

 Overall we are targeting a $30 million

reduction in annual fixed costs and additional

improvements in our breakeven through adjustments to our

variable costs.

 Subsequent to the quarter's end, the Company

repurchased 6.7 million shares at an average cost of

$5.02.  As a result of this repurchase activity, which

includes 1.5 million shares set aside for potential

employee purchase, book value per share now stands at

$7.13.

 Investment banking revenues were $12.8 million

compared to $8.2 million in the second quarter.  Clearly,

primary capital markets continue to be challenging.

In this type of environment, our focused

equity capital markets model has always exhibited

volatility, as evidenced by the quarter's results.

Conversely, during the market downturns, fast moving

capital-raising capabilities -- one of the primary

strengths of our firm -- are of paramount

importance.  We believe that with the platform we have

today, and with -- because of the severity of the

economic climate, as soon as conditions permit, we are

likely to participate in significant numbers of

recapitalizations across various industry segments, and

in particularly in financial services -- an area of

historic strength for our firm.

 Our institutional brokerage business

maintained its strong upward trend during the quarter, as

we were able to take advantage of the dislocations in our

industry.  Brokerage revenues were $36.4 million compared

with $34.8 million for the second quarter of 2008; and

$27.2 million for the third quarter of 2007, a year-over-

year increase of 34 percent.  For the first nine months

of 2008, institutional brokerage revenues were $103

million, 20 percent above the same period in 2007.

 As we assess the competitive landscape, the

totality of the recent changes are so significant and

dramatic, it is difficult to fully comprehend.  What

we do know is, that our top four equity capital markets

competitors going into 2008 were Bear Stearns, Lehman

Brothers, Wachovia and Bank of America.  And what we also

know is that this picture has changed forever.  Our

objective is to take full advantage of the current

turmoil, to be in the market and make sure we are fully

engaged with all of our clients and prospects in a way

that maximizes our chances of capturing more than our

fair share of business now and as the market turns.

 As we have said in the past, we will continue

to make strategic hires, having added 30-plus

professionals in the last six months, and acquire or fund

businesses that are additive to our franchise, like the

new convertibles unit that we announced last quarter, and

which began trading in September.  At the same time,

however, as evidenced by our cost-cutting actions, we are

proceeding with caution as we believe the break in the

financial markets are likely to persist for some time.

As history has shown, difficult market conditions present

opportunities for us to take advantage of our unique

strengths and capabilities.

 With regard to our balance sheet, first and

foremost, it remains relative to our size, the strongest

in the industry.  As mentioned in our release at the end

of the quarter, we reported 450 million of capital, all

equity.

  FBR Capital Markets is a firm that has

historically performed well in challenging environments.

With substantial balance sheet strengths, our franchise

is as strong as it has ever been.  The execution of the

previously outlined activities to reduce costs and expand

our capabilities, along with our flexibility and

adaptability as a firm, will lead to reduced volatility

and a return to significant profitability as we take

advantage of the environment and the inevitable recovery.

 We will now open the call to questions.

 OPERATOR:  At this time I would like to remind

everyone, in order to ask a question, press star and the

number one on your telephone keypad.  We'll pause for

just a moment to compile the Q and A roster.

 Your first question comes from Eric Bertrand

of Barclay's Capital.

 ERIC BERTRAND:  (INADUIBLE) meaningfully participate in

the capitalization of the bank sector, how do you think about that opportunity, given the context of the TARP Capital

Purchase Program where the Treasury is actually directly

investing in banks?

 ERIC BILLINGS:  So, Eric, obviously

that's a good question.  And I think it's not clear to

anybody at this time what the exact ramifications will be

in this regard.

  Having said that, I would tell you from my

perspective, I think that it will probably, in some ways,

enhance the ability to raise capital for many of these

companies.  And the reason I say that is twofold.  Number

one, this capital, remember, is trust preferred --

or a preferred capital.  It is long-term financing.  It

is not common, tangible equity.  When these companies --

all of them -- when they lose money, they lose money

through their common, tangible equity.  So, in point of fact what the government is doing, the TARP Program is increasing the funding of long-term debt on these balance sheets.

It is not, in fact, increasing the tangible, common

equity.  And this is of paramount importance.

 I think there's going to be opportunity to

talk to many of these companies and to do, potentially,

transactions that can be simultaneous, take down to the

government TARP plan, and simultaneously increase and

raise equity capital at prices that on their

behalf may not be as severe as they otherwise would have,

and still will enhance the value of the franchise and

create a great investment opportunity, as people

functionally are buying into great funding sources,

deposit bases, which obviously are the greatest value

they've ever had because of the break in the capital

market.

 So, I think there's going to be many hundreds of

failed banks.  The TARP Program is not going to prevent

that under any circumstance from our perspective.  And the

opportunity to capitalize and recapitalize financial

institutions will be very, very significant.

 ERIC BERTRAND:  Okay.  Thanks.  The

investments securities portfolio, it took, you know, it

 looks about an $11 million loss this quarter versus pretty

much nothing last quarter and a little bit in the prior

quarters.

 Are there any specific securities in that

portfolio that generated a losses this quarter?

 How should we think about the positioning

of the whole portfolio?

 RICHARD HENDRIX:  Eric, this is Rick.  You

know we don't disclose the individual securities that we

write down or we take gains on until the Q is out.

And, so, everybody will have an opportunity to

kind of see where that portfolio stands when

we file, but we don't disclose prior to that.

 ERIC BERTRAND:  Okay.  Could you say whether

there were, any exposures to the GSEs or the

failed broker dealer last quarter?

 RICHARD HENDRIX:  There were no exposures to

either of those activities.  We actually did have --

and we kind of alluded to this in the press release --

we had one floating rate agency mortgage security that

was on repo at Lehman when it failed.  Because as you know,

we run a lot of cash and low leverage, we were able to,

essentially buy that security back during the week between

when the holding company filed and when the subsidiary filed the following weekend; and then held the security in cash

over quarter end and refinanced it with another repo

party in early October.  So, that was the only potential

exposure to Lehman.  And, we didn't have any

negative impact from it.

 ERIC BERTRAND:  Okay.  Fair enough.  And then

one more question before I hop back in the queue.  On the

asset management business, actually, you talk about the

flows during the quarter and said it's a strategic initiative in the business. Seems like the business continues to

be performing rather low level.  We're looking for some

sort of development there.

 RICHARD HENDRIX:  Sure.  So,in terms of flows,

we aren't any different than any other mutual fund firm,

in the sense that we've had negative flows in the aggregate.

Most of that has come in kind of our biggest fund,

which is the FBR Focus Fund.  And inside of those numbers

we've actually seen positive flows into our financial

services funds, particularly of late, as investors are

looking at that as an opportunity.  And the relative

performance of all the funds continues to be in the very

high percentiles of their peer group.  So, while this is

a difficult environment and nobody should be pleased with

negative returns just because you're in the top percentile,

some of these funds are new, as we've talked about and are

getting ready to reach their three-year point.  And their

performance is going to generate very high rankings within

the mutual fund group.  So, we think we'll see positive

flows when they return to the industry overall.  But we

certainly are not immune to the overall outflow that has

taken place in the industry.

 And we do have some opportunities that we're

pursuing for organic growth in that business overall.

And rather than get into each of those individually,

those are things, hopefully, we can talk about

in coming quarters.

 ERIC BERTRAND:  Okay.  Fair enough.  I'll hop

back in the queue.  Thanks.

 OPERATOR:  Again, if you would like to ask a

question, press star then the number one on your

telephone keypad.  We'll pause for just a moment to

compile the Q and A roster.

 Your next question comes from the line of Dan

Fannon of Jeffries.

 DAN FANNON:  I wanted to talk a bit about

the areas of strength, when you say the market

comes back, that you guys see and think you're well

positioned.  I think the banks would make sense, in terms

of what we're seeing for capital raises.  But what other

areas do you see, that when you talk to your clients,

that you think, when the capital markets do open up, that

 you're well-positioned to benefit from activity in?

 ERIC BILLINGS:  So, Dan, I think that the backlog

of the activity that we have is building in a very robust

way.  Obviously one of the things that people should keep

in mind, is that the capital markets have been now for

months, equity capital raising has been almost shut down.

I mean, virtually unprecedented.  And, small cap companies,

growth companies, that we obviously focus on, they are,

users of capital.  They need equity capital.

 And, so, the fact that they have not had

access doesn't mean that they suddenly don't need it, it

means that it's being delayed.  But when they have

access, again, they're going to robustly access the

equity capital markets.  And, so, you know, whether

the entire figure is for banking, structured finance,

the opportunity I think will be enormous.  I think that,

certainly we're seeing it in our diversified

industries area, our insurance area, our energy area.  We

have -- it's a little bit different because of some

circumstances, but we have numerous transactions that we're

looking at there.  And, so, I'd say really it's quite

pervasive and I think we'll see activities across the

board.  And I think you'll see that our ability a la

things like the National Bank holding company vehicle

that we're creating; these vehicles will

allow us to raise capital sooner than when the markets

actually come back and reopen on a general basis, and --

which is assuming our history.  But -- I think we'll be

able to access it more quickly.  And then I do believe,

as the markets open more broadly, we'll have a very

broad, you know, amount of capital raising activities.

 DAN FANNON:  And given some of the struggles

of what were, you know, used to be your competitors or

with the general kind of investment banking market, are

your dialogues changing?  Are you talking to bigger

companies?  Or are you -- the doors being opened to

people that you necessarily weren't seeing or talking

with before?

 RICHARD HENDRIX:  You know, Dan -- this is

 Rick.  I would say, it's not so much that we're

talking to people that we weren't talking to before,

although I think that probably is a longer-term

development that will be the case.  But all of a sudden,

we are having a different level of competition,

and in a lot of cases different dialogues with our

existing clients.  And, so, whereas we did a

deal in the third quarter that we would have co-booked

with one of the bulge bracket firms,just

kind of based on history with that client.  And prior to,

you know, some of the extreme dislocation with that

particular company, the client, had us sole

book the transaction.  And we have transactions where we

would have been a co-manager clearly, where we are now a

book running manager.

 And, in some cases we are moving to the left of, the

biggest names in the industry.  And that is, because of

a number of things.  It's because of concern specifically

with some of the guys that you know met with the most

severe disruptions.  But it also is a function of the

fact that, we are getting our most senior resources in front of these clients.  And, so, the remaining large firms,

in our opinion, are meaningfully distracted.  And,

we think we're getting better resources, better ideas

in front of our clients and the clients are responding to that.

 Now, as Eric said, the market is clearly not open,

but our backlog is very solid.  It's very solid across all

of our industry groups.  We clearly need, as everybody does,

kind of a window to be able to execute.  But our relative

positioning with our existing client base, isn't

about to change; it has changed.  And I don't think we'll be solely unique in that.  I think other of the midsized,

peer firms should benefit from the same kind of activity.

DAN FANNON:  Okay.  Great.  Thank you.

ERIC BILLINGS:  Thanks, Dan.

 OPERATOR:  Again, if you would like to ask a

question, press star then the number one on your

telephone keypad.  We'll pause for just a moment to

compile the Q and A roster.

 There are no further questions at this

time.  I would now like to turn the call back over to

Eric Billings, CEO for any closing remarks.

 ERIC BILLINGS:  Thank you everybody for

joining us.  We appreciate it and look forward to

speaking with you next quarter.

 OPERATOR:  This concludes today's conference

call.  You may now disconnect.

(Whereupon the conference call was concluded.)